UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

American Homes 4 Rent

(Exact name of registrant as specified in its charter)

Maryland	46-1229660
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series H cumulative redeemable perpetual preferred shares of beneficial interest, $0.01 par value per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-219720

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 6.25% Series H Cumulative Redeemable Perpetual Preferred Shares of beneficial interest, par value $0.01 per share (the “Series H Preferred Shares”), of American Homes 4 Rent (the “Company”), included under the heading “Description of Preferred Shares” and other information relating to the Series H Preferred Shares under the heading “Material Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” in the prospectus dated August 4, 2017 (the “Prospectus”) forming part of the Company’s registration statement on Form S-3ASR (File No. 333-219720), filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2017 (the “Registration Statement”), and under the heading “Description of Series H Preferred Shares” beginning on page S-21 of the prospectus supplement to the Prospectus (the “Prospectus Supplement”) dated September 12, 2018, that was filed by the Company with the Commission on September 14, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Declaration of Trust of American Homes 4 Rent (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 (Registration Number 333-189103) filed June 25, 2013)

3.2	First Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust of American Homes 4 Rent (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 (Registration Number 333-189103) filed July 19, 2013)

3.3	Articles Supplementary for American Homes 4 Rent 5.000% Series A Participating Preferred Shares (incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (Registration Number 333-191015) filed October 25, 2013)

3.4	Articles Supplementary for American Homes 4 Rent 5.000% Series B Participating Preferred Shares (incorporated by reference to Exhibit 3.4 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (Registration Number 333-192592) filed December 27, 2013)

3.5	Articles Supplementary for American Homes 4 Rent 5.500% Series C Participating Preferred Shares (incorporated by reference to Exhibit 3.5 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (Registration Number 333-195575) filed May 1, 2014)

3.6	Articles Supplementary for American Homes 4 Rent 6.500% Series D Cumulative Redeemable Perpetual Preferred Shares (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 17, 2016)

3.7	Articles Supplementary for American Homes 4 Rent 6.350% Series E Cumulative Redeemable Perpetual Preferred Shares (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 22, 2016)

3.8	Articles Supplementary for American Homes 4 Rent 5.875% Series F Cumulative Redeemable Perpetual Preferred Shares (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 20, 2017)

3.9	Articles Supplementary for American Homes 4 Rent 5.875% Series G Cumulative Redeemable Perpetual Preferred Shares (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 12, 2017)

3.10	Articles Supplementary for American Homes 4 Rent 6.25% Series H Cumulative Redeemable Perpetual Preferred Shares (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 14, 2018)

3.11	Amended and Restated Bylaws of American Homes 4 Rent (incorporated by reference to Exhibit 3.8 to the Company’s Annual Report on Form 10-K filed on February 24, 2017)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN HOMES 4 RENT

Date: September 14, 2018	By:	/s/ Stephanie Heim
Stephanie Heim Executive Vice President – Counsel and Assistant Secretary